Exhibit 99.1

Contact:
Monique Greer
720-540-5268
mgreer@allos.com

Allos Therapeutics’ Pralatrexate Granted FDA Orphan Drug Designation for the Treatment of Bladder Cancer

WESTMINSTER, Colo., May 18, 2010 — Allos Therapeutics, Inc. (Nasdaq: ALTH) announced today that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation to pralatrexate for the treatment of  advanced or metastatic transitional cell carcinoma (TCC) of the urinary bladder, a form of bladder cancer. The Company is currently investigating pralatrexate in a Phase 2 clinical study in patients with advanced or metastatic relapsed TCC of the urinary bladder.

“We are pleased that the FDA has recognized the unmet medical need for effective new therapies for the treatment of patients with advanced or metastatic transitional cell carcinoma of the urinary bladder, which is a very difficult disease,” said Paul L. Berns, president and chief executive officer. “This orphan drug designation supports our development strategy for pralatrexate, and we look forward to completing patient enrollment in our ongoing Phase 2 study of pralatrexate in this patient population.”

The U.S. Orphan Drug Act is intended to assist and encourage companies to develop safe and effective therapies for the treatment of rare diseases and disorders. Under the Orphan Drug Act, the FDA will not accept or approve other marketing applications from other sponsors to market the identical active moiety for the same therapeutic indication for a seven-year period once a designated orphan drug is approved for marketing. In addition to potential market exclusivity, orphan drug designation provides potential protocol assistance, advice on the conduct of clinical trials, tax credits for clinical research expenses, grant funding for research of rare disease treatments and waiver of the Prescription Drug User Fee Act (PDUFA) filing fee for the drug’s sponsor.

About Bladder Cancer

Advanced or metastatic TCC of the urinary bladder is a life-threatening condition. According to the American Cancer Society, an estimated 70,980 new cases of bladder cancer were expected to be diagnosed in the United States in 2009. Transitional cell carcinoma, or TCC, is the most common form of bladder cancer, accounting for more than 97% of all bladder cancers. There are currently no approved agents in the United States for the treatment of advanced or metastatic relapsed TCC of the urinary bladder.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of pralatrexate, a folate analogue metabolic inhibitor. Pralatrexate, which is marketed in the U.S. as FOLOTYN®, is the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma.  Allos is also developing pralatrexate in other potential indications. Allos retains exclusive worldwide rights to pralatrexate for all indications. Allos is headquartered in Westminster, Colo. For additional information, please visit www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s future product development and regulatory strategies, including its intent to develop or seek regulatory approval for pralatrexate in specific indications, and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially include, but are not limited to, that the Company may experience difficulties or delays in the initiation, progress or completion of its clinical trials, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that the Company may lack the financial resources and access to capital to fund ongoing or planned clinical trials for pralatrexate, or to continue evaluating its therapeutic utility in other potential indications. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

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